Exhibit 99.77(o)

ITEM 77O - Transactions effected pursuant to Rule 10f-3

Fund Name	Security Name	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate
VY® BlackRock Inflation Protected Bond Portfolio	VISA INC	12/9/2015	Merrill Lynch, Pierce, Fenner & Smith, Inc.	PNC Capital Markets. LLC
VY® JPMorgan Small Cap Core Equity Portfolio	Party City Holdco Inc.	4/16/2015	Goldman, Sachs & Co.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Virtu Financial, Inc.	4/16/2015	Goldman, Sachs & Co.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	aTryr Pharma (LIFE)	5/7/2015	Citigroup Global Markets Inc.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Evolent Health, Inc. (EVH)	6/5/2015	Goldman, Sachs & Co.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Fogo De Chao	6/19/2015	Jefferies LLC	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Glaukos Corporation (GKOS)	6/25/2015	Goldman, Sachs & Co.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Xactly Corporation (XTLY)	6/25/2015	Deutsche Bacnk Securities Inc.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Teladoc, Inc. (TDOC)	6/30/2015	Deutsche Bacnk Securities Inc.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Conformis (CFMS)	7/1/2015	Deutsche Bacnk Securities Inc.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Ollie's Bargain Outlet Holdings, Inc.	7/16/2015	Jefferies LLC	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Blue Buffalo Pet Products, Inc. (BUFF)	7/22/2015	Citigroup Global Markets Inc.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Penumbra Inc.	9/18/2015	Merrill Lynch and Co. Inc.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Match Group Inc.	11/18/2015	Merrill Lynch and Co. Inc.	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Shake Shack Inc. - Class A	1/29/2015	Morgan Stanley and Co LLC	JPMorgan Securities Inc.
VY® JPMorgan Small Cap Core Equity Portfolio	Invitae Corporation (NVTA)	2/12/2015	Cowen and Company	JPMorgan Securities Inc.
VY® T. Rowe Price Capital Appreciation Portfolio	Targa Resources Partners 144A	1/15/2015	MLCO	ING Financial Markets LLC
VY® T. Rowe Price Capital Appreciation Portfolio	Merck	2/5/2015	Deutsche Bacnk Securities Inc.	ING Financial Markets LLC
VY® T. Rowe Price Capital Appreciation Portfolio	Merck	2/5/2015	Deutsche Bacnk Securities Inc.	ING Financial Markets LLC